NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219 Anixter International Inc. / 2301 Patriot Boulevard / Glenview, IL 60026
WESCO Distribution, Inc. announces early tender results with respect to offers to purchase for cash any and all of Anixter Inc.’s 5.50% Senior Notes due 2023 and 6.00% Senior Notes due 2025 and related consent solicitations
and
Anixter Inc. announces expiration and final results of its consent solicitations related to its 5.50% Senior Notes due 2023 and 6.00% Senior Notes due 2025
PITTSBURGH, Pa. and GLENVIEW, Ill. – May 14, 2020 – WESCO International, Inc. (NYSE: WCC) (“WESCO International”) announced today the early results of the previously announced tender offers (each, an “Offer” and together, the “Offers”) by WESCO Distribution, Inc. (“WESCO”) to purchase for cash any and all of Anixter Inc.’s (“Anixter”) outstanding (i) 5.50% Senior Notes due 2023 (the “2023 Notes”) and (ii) 6.00% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Notes,” each such series of the Notes, a “Series”). In connection with the Offers, WESCO announced the early results of its consent solicitations with respect to each Series of Notes (the “Offer Consent Solicitations”) to amend the applicable indenture establishing the 2023 Notes and 2025 Notes (each, the “Indenture,” and together, the “Indentures”). For any Notes of a Series that a Holder (as defined below) tendered or will tender in either Offer, the Holder is deemed to have delivered consents (“Offer Exit Consents”) to amend the applicable Indenture to, among other things, eliminate substantially all of the restrictive covenants, eliminate certain “Events of Default” and eliminate any requirement to make a change of control offer or restrictions in the Indenture that limit Anixter International (as defined below) or Anixter from consolidating with or merging with or into any other person or selling or conveying all or substantially all of its properties and assets to any person, in each case in the applicable Indenture (as further described in the Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”)) (the “Offer Exit Proposed Amendments”).
Concurrently, Anixter International Inc. (“Anixter International”) (NYSE: AXE) announced today the expiration and final results of Anixter’s previously announced consent solicitations (the “Anixter Consent Solicitations”), whereby Anixter solicited, with respect to the applicable Series of Notes, consents (“Solicitation Change of Control Consents”) of Holders of such Series of notes to certain proposed amendments (the “Change of Control Proposed Amendments”) to the Indenture governing such Series of Notes, which such amendments, among other things, (i) amend the definition of “Change of Control” under the applicable Indenture to exclude the Merger and related transactions and (ii) expressly permit a merger between Anixter International and Anixter which Anixter survives. At the expiration of the Anixter Consent Solicitations, less than a majority of the Holders of each Series of Notes had delivered Solicitation Change of Control Consents.

The Offers are, and Anixter Consent Solicitations were, conducted in connection with the merger agreement, dated as of January 10, 2020 (as it may be amended from time to time, the “Merger Agreement”), pursuant to which WESCO International has agreed to acquire Anixter International (the “Merger”). The Offers are, and the Anixter Consent Solicitations were, open to all registered holders of the Notes (individually, a “Holder,” and collectively the “Holders”).
The Offers are, and Anixter Consent Solicitations were, made pursuant to the Offer to Purchase, dated April 30, 2020, which sets forth a more detailed description of the Offers and Anixter Consent Solicitations.
The Offers
As of 5:00 p.m., New York City time on May 13, 2020 (both the “Early Tender Deadline” and the “Withdrawal Deadline”), the following principal amounts of 2023 Notes and 2025 Notes were validly tendered and not validly withdrawn:

Title of Security	CUSIP Numbers	Principal Amount Tendered	Percentage Tendered	Tender Offer Consideration(1)	Early Tender Payment(1)(3)	Total Tender Offer Consideration (1)(2)
5.50% Senior Notes due 2023	035287AG6	$291,356,000	83.24%	$962.50	$50.00	$1,012.50
6.00% Senior Notes due 2025	035287AJ0	$245,827,000	98.33%	$962.50	$50.00	$1,012.50
(1) Per $1,000 principal amount of Notes that are accepted for purchase.
(2) The Total Tender Offer Consideration consists of the Tender Offer Consideration and the Early Tender Payment.
(3) Payable, subject to the terms and conditions described in the Offer to Purchase, only to Holders who validly tendered (and did not validly withdraw) Notes prior to the Early Tender Deadline.
Holders may no longer withdraw any 2023 Notes or 2025 Notes previously or hereafter validly tendered. The Offers will expire at 11:59 p.m., New York City time, on May 28, 2020, unless extended or earlier terminated by WESCO (the “Expiration Time”).
Each Offer is conditioned upon, among other things, the substantially concurrent or prior closing of the Merger. WESCO International and Anixter International expect to complete the Merger in the second or third calendar quarter of 2020, but the Merger Agreement provides for the outside date thereunder to be automatically extended to as late as January 11, 2021 under certain circumstances and the parties could mutually agree to extend the outside date under the Merger Agreement beyond that date. WESCO intends to extend the Expiration Time with respect to each Offer, without extending the Withdrawal Deadline (unless required by law), to have the payment of the consideration in respect of such Offer occur concurrently with, or promptly after, the closing of the Merger. Accordingly, any Holder who tendered Notes (and did not validly withdraw such Notes prior to the Withdrawal Deadline), or who tenders Notes following the date hereof, may not receive payment of the Total Tender Offer Consideration or the Tender Offer Consideration, as applicable, and may be unable to validly withdraw or trade its Notes, in each case for a substantial duration.
Only Notes that were validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline and accepted by WESCO for purchase will receive the applicable Total Tender Offer Consideration (as set forth above) which includes an Early Tender Payment (as set forth above). Notes that are validly tendered (and not validly withdrawn) after the Early Tender Deadline and on or prior to the Expiration Time and accepted by WESCO for purchase will receive only the applicable Tender Offer Consideration (as set forth above).
Payment for Notes accepted by WESCO for purchase will include accrued and unpaid interest from the last payment date applicable to the Notes up to, but excluding, the settlement date for the Offers (“Accrued Interest”).
As of 5:00 p.m., New York City time on May 13, 2020, WESCO had received validly delivered Offer Exit Consents (as an immediate consequence of tendering) from the Holders of a majority of the aggregate principal amount outstanding of each Series of Notes (for each Series, the “Offer Requisite Exit Consent Condition”). Consequently, Anixter, Anixter International, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), have entered into a supplemental indenture for each Series of Notes (each an “Offer Exit Supplemental Indenture”) to the corresponding Indenture that gives effect to the Offer Exit Proposed Amendments. The Offer Exit Proposed Amendments with respect to each Series of Notes will only become operative, and thereby apply to all Notes of such Series remaining outstanding, immediately prior to the consummation of the Merger.
The obligation to accept for purchase and to pay (or cause to be paid) the Total Tender Offer Consideration or the Tender Offer Consideration, as applicable, for any and all Notes validly tendered and not validly withdrawn pursuant to each of the Offers is conditioned on the satisfaction of certain conditions that may be waived by WESCO if they are not satisfied, as more fully described in the Offer to Purchase. WESCO reserves the right in its sole discretion, subject to applicable law, to terminate any Offer if the conditions to such Offer have become incapable of being satisfied at the Expiration Time.
The Anixter Consent Solicitations
As of 5:00 p.m., New York City time on May 13, 2020 (the “Consent Solicitation Deadline”), the following principal amounts of 2023 Notes and 2025 Notes have consented to the Change of Control Proposed Amendments:

Title of Security	CUSIP Numbers	Principal Amount Delivered	Percentage Delivered	Change of Control Consent Solicitation Payment(1)
5.50% Senior Notes due 2023	035287AG6	$55,538,000	15.87%	$2.50
6.00% Senior Notes due 2025	035287AJ0	$556,000	0.22%	$2.50
(1) Per $1,000 principal amount of Notes.
Since the Offer Exit Supplemental Indentures have been executed, Anixter, Anixter International and the Trustee will not enter into a supplemental indenture for each Series of Notes to the corresponding Indenture to give effect to the Change of Control Proposed Amendments. Anixter has accepted any Solicitation Change of Control Consents validly delivered and not validly revoked prior to the Consent Solicitation Deadline and Holders who participated in the Anixter Consent Solicitations by delivering such Solicitation Change of Control Consents at or prior to the Consent Solicitation Deadline will be eligible to receive the Change of Control Consent Solicitation Payment (as set forth above). Among other things, WESCO’s obligation to pay the Consent Solicitation Payment to such Holders is conditioned on the Merger being consummated at or prior to the later of (i) 5:00 p.m., New York City time, on April 1, 2021, or (ii) the outside date in the Merger Agreement.

WESCO will pay or cause to be paid the Change of Control Consent Solicitation Payment to Holders who participated in the Anixter Consent Solicitations by validly delivering and not validly revoking their Solicitation Change of Control Consents at or prior to the Consent Solicitation Deadline, subject to and on or promptly following the closing of the Merger. Holders who receive the Change of Control Consent Solicitation Payment will not be entitled to any accrued or unpaid interest.
Other Information
The Offers with respect to one or both series of Notes may be terminated or withdrawn at any time and for any reason, including if certain conditions described in the Offer to Purchase are not satisfied, subject to applicable law. WESCO is making the Offers only by, and pursuant to, the terms of the Offer to Purchase. None of WESCO, WESCO International, Anixter, Anixter International, the Dealer Manager (as defined below), the trustee under each Indenture, the Tender and Information Agent (as defined below), nor any of their respective affiliates, makes any recommendation as to whether or not Holders of the Notes should tender or refrain from tendering their Notes with regard to the Offers.
This announcement does not constitute an offer to sell any securities or the solicitation of an offer to purchase any securities. The Offers are being made only pursuant to the Offer to Purchase. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of WESCO or Anixter, as applicable, by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
Barclays Capital Inc. is acting as dealer manager and solicitation agent (the “Dealer Manager”) for the Offers and was Dealer Manager for Anixter Consent Solicitations. D.F. King & Co., Inc. is acting as the tender agent and information agent (the “Tender and Information Agent”) for the Offers and was Tender and Information Agent for the Anixter Consent Solicitations.
Requests for the Offer to Purchase may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (877) 361-7966 (for all others) or email anixter@dfking.com.
Questions or requests for assistance in relation to the Offers may be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll-free).
About WESCO
WESCO International, Inc. (NYSE: WCC), a publicly traded FORTUNE 500® holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturer (OEM) products, construction materials, and advanced supply chain management and logistic services. 2019 annual sales were approximately $8.4 billion. The company employs approximately 9,500 people, maintains relationships with approximately 30,000 suppliers, and serves approximately 70,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates 11 fully automated distribution centers and approximately 500 branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

About Anixter
Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. The company helps build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, Anixter International offers full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through Anixter International's unmatched global distribution network along with its supply chain and technical expertise, the company helps lower the cost, risk and complexity of its customers' supply chains.
Anixter International adds value to the distribution process by providing over 100,000 customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.0 billion in inventory, 3) over 300 warehouses/branch locations with over 9 million square feet of space and 4) locations in over 300 cities in approximately 50 countries. Founded in 1957 and headquartered near Chicago, Anixter International trades on the New York Stock Exchange under the symbol AXE.
Forward-Looking Statements
All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction between WESCO International and Anixter International, expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, statements that address each company’s expected future business and financial performance, statements regarding the impact of natural disasters, health epidemics and other outbreaks, especially the outbreak of COVID-19 since December 2019, which may have a material adverse effect on each company’s business, results of operations and financial conditions, and other statements identified by words such as anticipate, plan, believe, estimate, intend, expect, project, will and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of WESCO International and Anixter International (as the case may be), as well as assumptions made by, and information currently available to, such management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of each company’s and each company’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Certain of these risks are set forth in WESCO International’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Anixter International’s Annual Report on Form 10-K for the fiscal year ended January 3, 2020, as applicable, as well as each company’s other reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Those risks, uncertainties and assumptions also include the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction between WESCO International and Anixter International that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of WESCO International’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of WESCO International or Anixter International to retain customers and retain and hire key personnel and maintain relationships with their suppliers, customers and other business relationships and on their operating results and businesses generally, the risk that the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond each company’s control.
Additional factors that could cause results to differ materially from those described above can be found in WESCO International’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Anixter International’s Annual Report on Form 10-K for the fiscal year ended January 3, 2020, as applicable, as well as in each company’s other reports filed with the SEC.